Black Hills Corporation Completes
Three-Year Revolving Credit Facility

RAPID CITY, SD—August 21, 2003—Black Hills Corporation (NYSE: BKH), today announced the completion of a $215 million three-year revolving credit facility, which expires August 20, 2006. This new credit facility replaces an existing $195 million credit facility, and supplements a separate $200 million credit facility, which expires August 20, 2004. The Company currently has approximately $47 million of letters of credit issued and no borrowings drawn under the credit facilities.

        The credit facility was arranged by ABN AMRO Inc., U.S. Bank, National Association and Union Bank of California, N.A., with nine other participants. An additional commitment is under consideration, which could increase the total amount of the credit facility.

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation is a diverse energy and communications company. Black Hills Energy, our wholesale energy unit, generates electricity, produces natural gas, oil and coal and markets energy; Black Hills Power is our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, our broadband communications company, offers bundled telephone, high speed Internet and cable entertainment services.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things: (1) unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due from counterparties, adverse changes in current or future litigation, adverse changes in the tariffs of the California Independent System Operator, market disruption and adverse changes in energy and commodity supply, volume and pricing and interest rates; (2) prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; (3) the State of California’s efforts to reform its long-term power purchase contracts; (4) impact of environmental and safety laws; (5) weather conditions; (6) competition; (7) pricing and transportation of commodities; (8) market demand, including structural market changes; (9) unanticipated changes in operating expenses or capital expenditures; (10) capital market conditions; (11) legal and administrative proceedings that influence Black Hills’ business and profitability; (12) the effects on Black Hills’ business of terrorist actions or responses to such actions; (13) the effects on Black Hills’ business resulting from the financial difficulties of Enron and other energy companies, including their effects on liquidity in the trading and power industry, and Black Hills’ ability to access the capital markets on the same favorable terms as in the past; (14) the effects on Black Hills’ business in connection with a lowering of Black Hills’ credit rating (or actions Black Hills may take in response to changing credit ratings criteria), including, increased collateral requirements to execute Black Hills’ business plan, demands for increased collateral by Black Hills’ current counter-parties, refusal by Black Hills’ current or potential counterparties or customers to enter into transactions with Black Hills and Black Hills’ inability to obtain credit or capital in amounts or on terms favorable to Black Hills; and (15) other factors discussed from time to time in Black Hills’ filings with the SEC.